EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2018 Fourth Quarter Results

Highlights

  Net income of $16.3 million, or $0.67 diluted earnings per share
  Return on average assets of 1.14%
  Return on average shareholders’ equity of 10.81% and return on average tangible common equity of 16.40%
  Book value per share increased 2.2% to $25.50 and tangible book value per share increased 3.8% to $17.00

EFFINGHAM, Ill., Jan. 24, 2019 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $16.3 million, or $0.67 diluted earnings per share, for the fourth quarter of 2018.  This compares to net income of $8.5 million, or $0.35 diluted earnings per share, for the third quarter of 2018, which included $9.6 million of integration and acquisition expenses, and net income of $2.0 million, or $0.10 diluted earnings per share, for the fourth quarter of 2017, which included $2.7 million in integration and acquisition expenses and $4.5 million in tax expense related to the revaluation of the Company’s net deferred tax assets as a result of the decrease in the federal corporate tax rate.

“Having successfully completed the integration of Alpine Bancorporation, we are delivering on the higher level of earnings and profitability that we projected from this transaction,” said Jeffrey G. Ludwig, President and Chief Executive Officer of the Company.  “We finished 2018 with positive trends in many areas including strong production from our commercial and consumer lending businesses, continued growth in our wealth management revenue, and an expansion in our net interest margin, excluding accretion income.  We are also very pleased with our strong capital generation, as our tangible book value per share increased nearly 4% in the fourth quarter, and we saw significant increases in all of our capital ratios.”

Factors Affecting Comparability

The Company acquired Alpine Bancorporation, Inc. (“Alpine”) in February 2018. The financial position and results of operations of Alpine prior to its acquisition date are not included in the Company’s financial results.

Net Interest Income

Net interest income for the fourth quarter of 2018 was $48.5 million, an increase of 7.7% from $45.1 million for the third quarter of 2018.  Excluding accretion income, net interest income increased $0.9 million, which is a 7.9% annualized increase from prior quarter.  Accretion income associated with purchased loan portfolios totaled $4.3 million for the fourth quarter of 2018, compared with $1.7 million for the third quarter of 2018.

Relative to the fourth quarter of 2017, net interest income increased $12.5 million, or 34.7%.  Accretion income for the fourth quarter of 2017 was $2.7 million.  The increase in net interest income resulted from an $18.1 million increase in interest income on interest-earning assets, offset in part by a $5.6 million increase in interest expense.  These increases were due to the impact of the acquisition of Alpine, as well as organic growth.

Net Interest Margin

Net interest margin for the fourth quarter of 2018 was 3.85%, compared to 3.59% for the third quarter of 2018.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 31 and 10 basis points to net interest margin in the fourth quarter of 2018 and third quarter of 2018, respectively.  Excluding the impact of accretion income, net interest margin increased five basis points from the third quarter of 2018, primarily due to the impact of higher average loan yields.

Relative to the fourth quarter of 2017, net interest margin increased from 3.73%.  Accretion income on purchased loan portfolios contributed 26 basis points to net interest margin in the fourth quarter of 2017.  Excluding the impact of accretion income, net interest margin increased seven basis points from the fourth quarter of 2017 primarily due to the impact of higher average loan yields.

Noninterest Income

Noninterest income for the fourth quarter of 2018 was $21.2 million, an increase of 15.9% from $18.3 million for the third quarter of 2018.  The increase was primarily attributable to higher commercial FHA revenue, community banking fees, net gain on sales of investment securities, and other income.

Relative to the fourth quarter of 2017, noninterest income increased 51.2% from $14.0 million.  The increase was attributable to growth in all fee generating areas, partially due to the impact of the acquisition of Alpine, with the exception of residential mortgage banking revenue.

Wealth management revenue for the fourth quarter of 2018 was $5.7 million, an increase of 3.4% from $5.5 million in the third quarter of 2018.  Compared to the fourth quarter of 2017, wealth management revenue increased 57.5%, which was primarily attributable to the addition of Alpine’s wealth management business.

Commercial FHA revenue for the fourth quarter of 2018 was $4.2 million, compared to $3.1 million in the third quarter of 2018.  Commercial FHA revenue in the fourth quarter of 2018 included a $1.4 million recapture of mortgage servicing rights impairment.  The Company originated $62.3 million in rate lock commitments during the fourth quarter of 2018, compared to $82.8 million in the prior quarter.  Compared to the fourth quarter of 2017, commercial FHA revenue increased 34.1%.

Other income for the fourth quarter of 2018 was $3.9 million, compared to $3.0 million in the third quarter of 2018.  The increase was primarily attributable to a gain on proceeds from our bank-owned life insurance program. Compared to the fourth quarter of 2017, other income increased 65.2%.

Noninterest Expense

Noninterest expense for the fourth quarter of 2018 was $45.4 million, which included $0.6 million in integration and acquisition expenses, compared with $50.3 million for the third quarter of 2018, which included $9.6 million in integration and acquisition expenses and $0.3 million in loss on mortgage servicing rights held for sale.  Excluding integration and acquisition expenses and loss on mortgage servicing rights held for sale, noninterest expense increased $4.3 million, or 10.7%, from the prior quarter.  The increase was primarily due to higher variable compensation and higher professional fees.

Relative to the fourth quarter of 2017, noninterest expense increased 25.4% from $36.2 million.  Excluding integration and acquisition expenses and loss on mortgage servicing rights held for sale, noninterest expense increased 35.6% from $33.1 million.  The increase was primarily due to the addition of personnel and facilities from Alpine.

Loan Portfolio

Total loans outstanding were $4.14 billion at December 31, 2018, compared with $4.16 billion at September 30, 2018 and $3.23 billion at December 31, 2017.  The decrease in total loans from September 30, 2018 was primarily attributable to a decline in the commercial real estate portfolio, which was partially offset by organic growth in commercial loans and leases, and consumer lending.  Equipment financing balances increased $64.7 million from September 30, 2018, which are booked within the commercial loans and leases portfolio.  The increase in total loans from December 31, 2017 was primarily attributable to the addition of Alpine’s loans.

Deposits

Total deposits were $4.07 billion at December 31, 2018, compared with $4.14 billion at September 30, 2018, and $3.13 billion at December 31, 2017.  The decrease in total deposits from September 30, 2018 was primarily related to outflows of public funds and the runoff of brokered deposits.  The increase in total deposits from December 31, 2017 was primarily attributable to the addition of Alpine’s deposits.

Asset Quality

Nonperforming loans totaled $42.9 million, or 1.04% of total loans, at December 31, 2018, compared with $38.6 million, or 0.93% of total loans, at September 30, 2018, and $26.8 million, or 0.83% of total loans, at December 31, 2017. The increase in nonperforming loans during the fourth quarter of 2018 was primarily attributable to the downgrade of three commercial real estate loans.

Net charge-offs for the fourth quarter of 2018 were $2.2 million, or 0.21% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $3.5 million for the fourth quarter of 2018.  The Company’s allowance for loan losses was 0.51% of total loans and 48.7% of nonperforming loans at December 31, 2018, compared with 0.47% of total loans and 50.9% of nonperforming loans at September 30, 2018.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.53% of total loans at December 31, 2018, compared with 0.59% of total loans at September 30, 2018.

Capital

At December 31, 2018, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	December 31, 2018	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	12.79%	10.00%
Tier 1 capital to risk-weighted assets	10.25%	8.00%
Tier 1 leverage ratio	8.53%	5.00%
Common equity Tier 1 capital	8.76%	6.50%
Tangible common equity to tangible assets (1)	7.43%	NA

(1) A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measures.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 25, 2019 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; passcode: 6178589.  A recorded replay can be accessed through February 1, 2019 by dialing (855) 859-2056; passcode: 6178589.

A slide presentation relating to the fourth quarter 2018 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2018, the Company had total assets of approximately $5.64 billion and its Wealth Management Group had assets under administration of approximately $2.95 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Stephen A. Erickson, Chief Financial Officer, at serickson@midlandsb.com or (217) 540-1712
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2018	2018	2018	2018	2017
Earnings Summary
Net interest income	$48,535	$45,081	$48,286	$38,185	$36,036
Provision for loan losses	3,467	2,103	1,854	2,006	6,076
Noninterest income	21,170	18,272	15,847	16,502	13,998
Noninterest expense	45,375	50,317	46,452	49,499	36,192
Income before income taxes	20,863	10,933	15,827	3,182	7,766
Income taxes	4,527	2,436	3,045	1,376	5,775
Net income	16,336	8,497	12,782	1,806	1,991
Preferred stock dividends, net	34	35	36	36	37
Net income available to common shareholders	$16,302	$8,462	$12,746	$1,770	$1,954

Diluted earnings per common share	$0.67	$0.35	$0.52	$0.08	$0.10
Weighted average shares outstanding - diluted	24,200,346	24,325,743	24,268,111	21,351,511	19,741,833
Return on average assets	1.14%	0.59%	0.91%	0.15%	0.18%
Return on average shareholders' equity	10.81%	5.68%	8.77%	1.47%	1.74%
Return on average tangible common equity (1)	16.40%	8.69%	13.48%	2.05%	2.31%
Net interest margin	3.85%	3.59%	3.91%	3.69%	3.73%
Efficiency ratio (1)	65.50%	63.02%	67.76%	68.39%	64.64%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$16,397	$15,632	$14,469	$10,265	$8,403
Adjusted diluted earnings per common share (1)	$0.67	$0.64	$0.59	$0.48	$0.42
Adjusted return on average assets (1)	1.14%	1.09%	1.03%	0.87%	0.76%
Adjusted return on average shareholders' equity (1)	10.85%	10.45%	9.93%	8.34%	7.34%
Adjusted return on average tangible common equity (1)	16.46%	16.02%	15.27%	11.86%	9.88%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2018	2018	2018	2018	2017
Net interest income:
Total interest income	$61,592	$56,987	$58,283	$46,505	$43,500
Total interest expense	13,057	11,906	9,997	8,320	7,464
Net interest income	48,535	45,081	48,286	38,185	36,036
Provision for loan losses	3,467	2,103	1,854	2,006	6,076
Net interest income after provision for loan losses	45,068	42,978	46,432	36,179	29,960
Noninterest income:
Commercial FHA revenue	4,194	3,130	326	3,330	3,127
Residential mortgage banking revenue	1,041	1,154	2,116	1,418	1,556
Wealth management revenue	5,651	5,467	5,316	4,079	3,587
Service charges on deposit accounts	2,976	2,804	2,693	1,967	1,828
Interchange revenue	2,941	2,759	2,929	2,045	1,538
Gain (loss) on sales of investment securities, net	469	-	(70)	65	2
Other income	3,898	2,958	2,537	3,598	2,360
Total noninterest income	21,170	18,272	15,847	16,502	13,998
Noninterest expense:
Salaries and employee benefits	23,020	22,528	23,467	28,395	17,344
Occupancy and equipment	4,914	5,040	4,708	4,252	3,859
Data processing	5,660	10,817	5,106	4,479	3,640
Professional	2,752	3,087	3,185	3,758	3,953
Amortization of intangible assets	1,852	1,853	1,576	1,675	1,035
Loss on mortgage servicing rights held for sale	-	270	188	-	442
Other expense	7,177	6,722	8,222	6,940	5,919
Total noninterest expense	45,375	50,317	46,452	49,499	36,192
Income before income taxes	20,863	10,933	15,827	3,182	7,766
Income taxes	4,527	2,436	3,045	1,376	5,775
Net income	16,336	8,497	12,782	1,806	1,991
Preferred stock dividends, net	34	35	36	36	37
Net income available to common shareholders	$16,302	$8,462	$12,746	$1,770	$1,954

Basic earnings per common share	$0.68	$0.35	$0.53	$0.08	$0.10
Diluted earnings per common share	$0.67	$0.35	$0.52	$0.08	$0.10

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2018	2018	2018	2018	2017
Assets
Cash and cash equivalents	$213,700	$242,433	$276,331	$331,183	$215,202
Investment securities	660,785	685,753	708,001	738,172	450,525
Loans	4,137,551	4,156,282	4,095,811	4,029,150	3,226,678
Allowance for loan losses	(20,903)	(19,631)	(18,246)	(17,704)	(16,431)
Total loans, net	4,116,648	4,136,651	4,077,565	4,011,446	3,210,247
Loans held for sale, at fair value	30,401	35,246	41,449	25,267	50,089
Premises and equipment, net	94,840	95,062	94,783	95,332	76,162
Other real estate owned	3,483	3,684	3,911	5,059	5,708
Mortgage servicing rights, at lower of cost or fair value	53,447	51,626	52,381	56,427	56,352
Mortgage servicing rights held for sale	3,545	4,419	4,806	3,962	10,176
Intangible assets	37,376	39,228	41,081	46,473	16,932
Goodwill	164,673	164,044	164,044	155,674	98,624
Cash surrender value of life insurance policies	138,783	138,600	137,681	136,766	113,366
Other assets	119,992	127,866	128,567	117,611	109,318
Total assets	$5,637,673	$5,724,612	$5,730,600	$5,723,372	$4,412,701

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$972,164	$991,311	$1,001,802	$1,037,710	$724,443
Interest-bearing deposits	3,102,006	3,151,895	3,158,055	3,196,105	2,406,646
Total deposits	4,074,170	4,143,206	4,159,857	4,233,815	3,131,089
Short-term borrowings	124,235	145,450	114,536	130,693	156,126
FHLB advances and other borrowings	640,631	652,253	678,873	587,493	496,436
Subordinated debt	94,134	94,093	94,053	94,013	93,972
Trust preferred debentures	47,794	47,676	47,559	47,443	47,330
Other liabilities	48,184	47,788	43,187	44,530	38,203
Total liabilities	5,029,148	5,130,466	5,138,065	5,137,987	3,963,156
Total shareholders’ equity	608,525	594,146	592,535	585,385	449,545
Total liabilities and shareholders’ equity	$5,637,673	$5,724,612	$5,730,600	$5,723,372	$4,412,701

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2018	2018	2018	2018	2017
Loan Portfolio
Commercial loans and leases	$1,074,935	$1,034,546	$991,164	$1,026,253	$761,073
Commercial real estate loans	1,639,155	1,711,926	1,711,296	1,773,510	1,440,011
Construction and land development loans	232,229	239,480	247,889	234,837	200,587
Residential real estate loans	578,048	586,134	601,808	570,321	453,552
Consumer loans	613,184	584,196	543,654	424,229	371,455
Total loans	$4,137,551	$4,156,282	$4,095,811	$4,029,150	$3,226,678

Deposit Portfolio
Noninterest-bearing demand deposits	$972,164	$991,311	$1,001,802	$1,037,710	$724,443
Interest-bearing:
Checking accounts	1,002,275	1,047,914	1,024,506	993,253	785,934
Money market accounts	862,171	836,151	843,984	840,415	646,426
Savings accounts	442,132	445,640	460,560	466,887	281,212
Time deposits	633,787	633,654	638,215	672,034	502,810
Brokered deposits	161,641	188,536	190,790	223,516	190,264
Total deposits	$4,074,170	$4,143,206	$4,159,857	$4,233,815	$3,131,089

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Average Balance Sheets
Cash and cash equivalents	$155,280	$154,526	$227,499	$138,275	$173,540
Investment securities	676,483	700,018	731,017	548,168	461,475
Loans	4,139,831	4,106,367	3,982,958	3,477,917	3,198,036
Loans held for sale	51,981	48,715	31,220	40,841	40,615
Nonmarketable equity securities	42,708	42,770	38,872	34,890	33,703
Total interest-earning assets	5,066,283	5,052,396	5,011,566	4,240,091	3,907,369
Non-earning assets	624,378	639,323	639,864	536,750	497,502
Total assets	$5,690,661	$5,691,719	$5,651,430	$4,776,841	$4,404,871

Interest-bearing deposits	$3,123,134	$3,172,422	$3,158,816	$2,675,339	$2,433,461
Short-term borrowings	143,869	139,215	120,794	148,703	181,480
FHLB advances and other borrowings	645,642	608,153	573,107	489,567	472,709
Subordinated debt	94,115	94,075	94,035	93,993	88,832
Trust preferred debentures	47,737	47,601	47,488	47,373	47,263
Total interest-bearing liabilities	4,054,497	4,061,466	3,994,240	3,454,975	3,223,745
Noninterest-bearing deposits	989,954	989,142	1,025,308	782,164	684,907
Other noninterest-bearing liabilities	46,487	47,654	47,229	40,761	42,251
Shareholders' equity	599,723	593,457	584,653	498,941	453,968
Total liabilities and shareholders' equity	$5,690,661	$5,691,719	$5,651,430	$4,776,841	$4,404,871

Yields
Cash and cash equivalents	2.24%	1.96%	1.79%	1.53%	1.28%
Investment securities	3.04%	3.01%	2.91%	2.87%	3.01%
Loans	5.28%	4.88%	5.21%	4.85%	4.88%
Loans held for sale	3.92%	4.17%	3.79%	4.25%	3.62%
Nonmarketable equity securities	5.20%	5.01%	4.97%	4.64%	4.78%
Total interest-earning assets	4.87%	4.52%	4.71%	4.49%	4.48%
Interest-bearing deposits	0.86%	0.77%	0.64%	0.62%	0.58%
Short-term borrowings	0.67%	0.61%	0.38%	0.34%	0.26%
FHLB advances and other borrowings	2.26%	2.09%	1.81%	1.55%	1.42%
Subordinated debt	6.43%	6.44%	6.44%	6.44%	6.46%
Trust preferred debentures	6.93%	6.81%	6.59%	5.94%	5.51%
Total interest-bearing liabilities	1.28%	1.16%	1.00%	0.98%	0.92%
Net interest margin	3.85%	3.59%	3.91%	3.69%	3.73%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2018	2018	2018	2018	2017
Asset Quality
Loans 30-89 days past due	$25,213	$22,678	$19,362	$20,138	$15,405
Nonperforming loans	42,899	38,561	28,342	26,499	26,760
Nonperforming assets	45,899	41,638	31,542	29,938	30,894
Net charge-offs	2,195	718	1,312	733	6,506
Loans 30-89 days past due to total loans	0.61%	0.55%	0.47%	0.50%	0.48%
Nonperforming loans to total loans	1.04%	0.93%	0.69%	0.66%	0.83%
Nonperforming assets to total assets	0.81%	0.73%	0.55%	0.52%	0.70%
Allowance for loan losses to total loans	0.51%	0.47%	0.45%	0.44%	0.51%
Allowance for loan losses to nonperforming loans	48.73%	50.91%	64.38%	66.81%	61.40%
Net charge-offs to average loans	0.21%	0.07%	0.13%	0.09%	0.81%

Wealth Management
Trust assets under administration	$2,945,084	$3,218,013	$3,188,909	$3,125,051	$2,051,249

Market Data
Book value per share at period end	$25.50	$24.96	$24.92	$24.67	$23.35
Tangible book value per share at period end (1)	$17.00	$16.38	$16.25	$16.11	$17.31
Market price at period end	$22.34	$32.10	$34.26	$31.56	$32.48
Shares outstanding at period end	23,751,798	23,694,637	23,664,596	23,612,430	19,122,049

Capital
Total capital to risk-weighted assets	12.79%	12.35%	12.27%	12.37%	13.26%
Tier 1 capital to risk-weighted assets	10.25%	9.85%	9.78%	9.84%	10.19%
Tier 1 leverage ratio	8.53%	8.24%	8.16%	9.55%	8.63%
Tier 1 common capital to risk-weighted assets	8.76%	8.37%	8.28%	8.30%	8.45%
Tangible common equity to tangible assets (1)	7.43%	7.03%	6.96%	6.89%	7.70%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2018	2018	2018	2018	2017
Income before income taxes - GAAP	$20,863	$10,933	$15,827	$3,182	$7,766
Adjustments to noninterest income:
Gain (loss) on sales of investment securities, net	469	-	(70)	65	2
Other	(1)	(12)	(48)	150	37
Total adjustments to noninterest income	468	(12)	(118)	215	39
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	-	270	188	-	442
Integration and acquisition expenses	553	9,559	2,019	11,884	2,686
Total adjustments to noninterest expense	553	9,829	2,207	11,884	3,128
Adjusted earnings pre tax	20,948	20,774	18,152	14,851	10,855
Adjusted earnings tax	4,551	5,142	3,683	4,586	6,992
Revaluation of net deferred tax assets	-	-	-	-	(4,540)
Adjusted earnings - non-GAAP	16,397	15,632	14,469	10,265	8,403
Preferred stock dividends, net	34	35	36	36	37
Adjusted earnings available to common shareholders - non-GAAP	$16,363	$15,597	$14,433	$10,229	$8,366
Adjusted diluted earnings per common share	$0.67	$0.64	$0.59	$0.48	$0.42
Adjusted return on average assets	1.14%	1.09%	1.03%	0.87%	0.76%
Adjusted return on average shareholders' equity	10.85%	10.45%	9.93%	8.34%	7.34%
Adjusted return on average tangible common equity	16.46%	16.02%	15.27%	11.86%	9.88%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Noninterest expense - GAAP	$45,375	$50,317	$46,452	$49,499	$36,192
Loss on mortgage servicing rights held for sale	-	(270)	(188)	-	(442)
Integration and acquisition expenses	(553)	(9,559)	(2,019)	(11,884)	(2,686)
Adjusted noninterest expense	$44,822	$40,488	$44,245	$37,615	$33,064

Net interest income - GAAP	$48,535	$45,081	$48,286	$38,185	$36,036
Effect of tax-exempt income	574	585	541	394	659
Adjusted net interest income	49,109	45,666	48,827	38,579	36,695

Noninterest income - GAAP	$21,170	$18,272	$15,847	$16,502	$13,998
Mortgage servicing rights (recapture) impairment	(1,380)	297	500	133	494
(Gain) loss on sales of investment securities, net	(469)	-	70	(65)	(2)
Other	1	12	48	(150)	(37)
Adjusted noninterest income	19,322	18,581	16,465	16,420	14,453

Adjusted total revenue	$68,431	$64,247	$65,292	$54,999	$51,148

Efficiency ratio	65.50%	63.02%	67.76%	68.39%	64.64%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2018	2018	2018	2018	2017
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$608,525	$594,146	$592,535	$585,385	$449,545
Adjustments:
Preferred stock	(2,781)	(2,829)	(2,876)	(2,923)	(2,970)
Goodwill	(164,673)	(164,044)	(164,044)	(155,674)	(98,624)
Other intangibles	(37,376)	(39,228)	(41,081)	(46,473)	(16,932)
Tangible common equity	$403,695	$388,045	$384,534	$380,315	$331,019

Total Assets to Tangible Assets:
Total assets—GAAP	$5,637,673	$5,724,612	$5,730,600	$5,723,372	$4,412,701
Adjustments:
Goodwill	(164,673)	(164,044)	(164,044)	(155,674)	(98,624)
Other intangibles	(37,376)	(39,228)	(41,081)	(46,473)	(16,932)
Tangible assets	$5,435,624	$5,521,340	$5,525,475	$5,521,225	$4,297,145

Common Shares Outstanding	23,751,798	23,694,637	23,664,596	23,612,430	19,122,049

Tangible Common Equity to Tangible Assets	7.43%	7.03%	6.96%	6.89%	7.70%
Tangible Book Value Per Share	$17.00	$16.38	$16.25	$16.11	$17.31

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Net income available to common shareholders	$16,302	$8,462	$12,746	$1,770	$1,954

Average total shareholders' equity—GAAP	$599,723	$593,457	$584,653	$498,941	$453,968
Adjustments:
Preferred stock	(2,812)	(2,859)	(2,905)	(2,952)	(2,997)
Goodwill	(164,051)	(164,044)	(158,461)	(118,996)	(97,406)
Other intangibles	(38,394)	(40,228)	(44,098)	(27,156)	(17,495)
Average tangible common equity	$394,466	$386,326	$379,189	$349,837	$336,070
ROATCE	16.40%	8.69%	13.48%	2.05%	2.31%